Exhibit 3.83

EXEMPTED Company Registered and filed as No. 327434 On 25-Sep-2017 Assistant Registrar Auth Code: C84184015253 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 327434 On 25-Sep-2017 Assistant Registrar Auth Code: C84184015253 www.verify.gov.ky